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                                                                     EXHIBIT 4.1


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                         REGISTRATION RIGHTS AGREEMENT

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                              November 17, 1997
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                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------



     THIS REGISTRATION RIGHTS AGREEMENT is made as of the 17th day of November, 1997, by and among P-Com, Inc., a Delaware corporation (the "Company"), and Daniel N. Carter (the "Securityholder").

                                    RECITALS
                                    --------

     WHEREAS, the Company and the Securityholder are parties to the Securities Purchase Agreement dated November 17, 1997 (the "Purchase Agreement") which provides for the purchase (the "Purchase") of all of the shares of capital stock of Telematics, Inc., a Virginia corporation ("Telematics") by a wholly owned subsidiary of the Company;

     WHEREAS, in order to induce Telematics and the Securityholder to enter into the Purchase Agreement, the Securityholder and the Company hereby agree that this Agreement shall govern the rights of the Securityholder to cause the Company to register shares of Common Stock issued or issuable to the Securityholder and certain other matters as set forth herein;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.  Registration Rights.  The Company covenants and agrees as follows:
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     1.1  Definitions.  For purposes of this Section 1:
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     (a) The term "Act" means the Securities Act of 1933, as amended.

     (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.11 hereof.

     (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

     (e) The term "Registrable Securities" means (i) the Common Stock of the Company issuable or issued in the Purchase to the Securityholder and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in

                                       2.
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exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not properly assigned. This term shall also include any Common Stock held in Escrow pursuant to the Escrow Agreement.

     (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable securities which are, Registrable Securities.

     (g) The term "SEC" shall mean the Securities and Exchange Commission.

     1.2  Request for Registration.
          ------------------------

     (a) Subject to the terms of this Agreement, if the Company shall receive at any time after the Closing Date (as defined in the Purchase Agreement), a written request from the Securityholder that the Company file a registration statement under the Act covering the registration of at least seventy-five percent (75%) of the Registrable Securities then outstanding, then the Company shall:

          (i) file as soon as practicable, and in any event within sixty (60) days of the receipt of such request, a registration statement under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b). In any event, such registration statement covering the Registrable Securities shall be filed by January 26, 1998.

     (b) If the Securityholder intends to distribute the Registrable Securities covered by his request by means of an underwriting, he shall so advise the Company promptly following the date hereof as a part of his request made pursuant to subsection 1.2(a). The underwriter will be selected by the Company and the terms of the underwriting agreement shall be reasonably acceptable to the Securityholder. In any event, the Company shall allow the Securityholder to substitute an underwriter that is reasonably acceptable to the Company. Securityholder shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. In no event shall the addition of the securities held by any other stockholders with rights similar to those granted herein limit the number of Registrable Securities that Securityholder has requested to be registered pursuant to Section 1.2(a).

     (c) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

          (i)  After the Company has effected one registration pursuant to this
Section 1.2 and such registration has been declared or ordered effective; or

                                       3.
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          (ii) If the Company can otherwise include all Registrable Securities requesting registration on a registration statement effected on behalf of other stockholders of the Company exercising rights similar to those in Section 1.2 hereof; provided, however, that such inclusion does not limit the number of Registrable Securities that would otherwise be registrable under this Section
1.2 and that the obligations of the Company pursuant to Section 1.4 hereof are satisfied.

          1.3  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such securities for the Company's account solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock or option plan, or a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder prior to the filing on such registration statement, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that Securityholder has requested to be registered.

          1.4  Obligations of the Company.  Whenever required under this Section
               --------------------------
1 to effect the registration of any Registrable Securities, the Company shall:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Securityholder in the case of the Section 1.2 demand, keep such registration statement effective for a period not to exceed the lesser of one year from the effective date or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one-year period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one-year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                                       4.
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          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Securityholder such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by him.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Securityholder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Securityholder shall also enter into and perform its obligations under such an agreement.

          (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (g) Make all appropriate requests, supply information required and otherwise use its reasonable best efforts (including payment of fees) to obtain all legal opinions, auditor's consents and comfort letters as may be necessary to complete the registration process, if applicable.

          1.5  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of Securityholder that Securityholder shall furnish to the Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to effect the registration of such Securityholder's Registrable Securities.

          1.6  Expenses of Demand Registration.  All expenses, other than
               -------------------------------
underwriting discounts, commissions and fees and disbursements of counsel for the Securityholder, incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay

                                       5.

for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Securityholder (in which case Securityholder shall bear such expenses), unless Securityholder agrees to forfeit his right to a demand registration pursuant to
Section 1.2; provided further, however, that if at the time of such withdrawal, the Securityholder has learned of a material adverse change in the condition, business or prospects of the Company from that known at the time of his request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then Securityholder shall not be required to pay any of such expenses and shall retain his rights pursuant to
Section 1.2;

          1.7  Expenses of Company Registration.  The Company shall bear and pay
               --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for Securityholder (which right may be assigned as provided in Section 1.11), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the Securityholder hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the Securityholder selected by him up to $7,500, but excluding underwriting discounts and commissions and taxes, if any, relating to Registrable Securities.

          1.8  Underwriting Requirements.  In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Securityholder's securities in such underwriting unless he accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by him (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholders or in such other proportions as shall mutually be agreed to by such selling stockholders).

          1.9  Delay of Registration.  Securityholder shall not have any right
               ---------------------
to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                                       6.
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          1.10  Reports Under Securities Exchange Act of 1934.  With a view to
                ---------------------------------------------
making available to the Securityholder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Securityholder to sell securities of the Company to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

          1.11  Assignment of Registration Rights.  The rights to cause the
                ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by Securityholder to any transferee or assignee of such securities provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          1.12  "Market Stand-Off" Agreement.  Securityholder hereby agrees
                ----------------------------
that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the Purchase it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all executive officers and directors of the Company enter into similar agreements and such market stand-off time period shall not exceed ninety days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Securityholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction.

          1.13  Termination of Registration Rights.  Securityholder shall not be
                ----------------------------------
entitled to exercise or utilize any right provided for in this Section 1 and the Company shall be entitled to terminate the effectiveness of any registration statement upon one year after the consummation of the Purchase.

                                       7.
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          2.  Miscellaneous.
              -------------

          2.1  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          2.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.4  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          2.5  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Attorney's fees of the prevailing party for purposes hereof will be limited to the attorney's fees of the non-prevailing party with respect to such arbitration.

          2.6  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, regardless of whether such Holder has actually executed the amendment or waiver.

                                       8.

          2.7  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.8  Entire Agreement; Amendment; Waiver.  This Agreement constitutes
               -----------------------------------
the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          2.9  Remedy for Breach.  In the event that the Company fails to file a
               -----------------
registration statement in accordance with Section 1.2 hereof, the Company shall agree to pay to Securityholder an amount of $5,000 per day (the "Payment") for each day that the Company fails to comply with its obligations to file such registration statement; provided, however, that the Payment shall not be payable to Securityholder in the event that the Company's failure to file is in any way caused by the acts or omissions of Securityholder; and provided further, that the Company shall be entitled, in its sole discretion, to make the Payment in cash or in shares of its Common Stock, provided such Common Stock is registered under the Act with the SEC for sale.

                                       9.
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              P-COM, INC., a Delaware corporation


                              By:
                                    -----------------------------------------

                    Address:
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                                    -----------------------------------------

                                      10.
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                         REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE



                              SECURITYHOLDER:




                                    -----------------------------------------

                    Address:
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                                      11.
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                                   SCHEDULE A
                                   ----------



                                                           Number of P-Com
                                                        Shares of Common Stock
Name                                                     (Issued or Issuable)
----                                                     --------------------

                                      12.